SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC 20549


                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

             Date of Report: September 30, 2003



                THE PHOENIX GROUP CORPORATION
   (Exact name of registrant as specified in its charter)


     Delaware            000-20354               23-2596710


  (State or other   (Commission File No.)      (IRS Employer
  jurisdiction of                              Identification
  incorporation)                                  Number)


    801 E. Campbell Rd., Suite 450, Richardson, Texas  75081
     (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: 214-382-
                            3630


                        Not Applicable.
    (Former name or former address, if changed since last
                           report)
Item 1.  Changes in Control of Registrant

     Effective September 26, 2003, control of Phoenix
Holding Corp. transferred from existing shareholders to classes of its previous creditors, all pursuant to approval of its Amended Plan of Reorganization. Upon the effective date of the Plan, Phoenix will cause to be issued to creditors holding approved claims an additional 134,147,664 shares. These newly issued shares will comprise 51% of the Company's post-confirmation authorized and issued shares.

Item 3.  Bankruptcy or Receivership

     Phoenix' Amended Plan of Reorganization, a copy of which is attached hereto, became effective on September 26, 2003. The order confirming the Amended Plan was entered by the United States Bankruptcy Court for the Northern District of Texas [Ft. Worth] on September 16, 2003.

     The material features of the Amended Plan are as follows: The Amended Plan provides only for the payment of administrative claims and the issuance of an additional 134,147,664 shares to creditors holding approved claims. These newly issued shares will comprise 51% of the Company's post-confirmation authorized and issued shares.

     Pursuant to the Amended Plan, Phoenix obtained shareholder approval of amendments to its Certificate of Incorporation, permitting it authority to issue up to 500,000,000 shares. With the newly issued shares under the Amended Plan, Phoenix now has issued and outstanding approximately 272 million shares. All other pre-existing debt not specifically ratified by the Court was discharged. Furthermore, Phoenix' interest in Lifeline Management Group, Inc., the owner of two other bankrupt entities, was terminated by exercise of a third-party's security interest.

     Pursuant to the Amended Plan Phoenix also elected additional independent directors. Elected to Phoenix' board were the following:

Ronald E. Lusk, Robert L. Woodson, III, J. Michael Poss,
Donald R. Harkelroad, Daryl N. Snadon, Robert E. Bachman and
Frank "Duke" Yetter.

     A copy of Phoenix' Proxy Statement for Special Meeting of Shareholders is attached, providing additional information concerning these new directors. Phoenix anticipates issuance of shares to its new directors as compensation for their service.

     Phoenix anticipates that, based on confirmation of its Amended Plan, the change of control provided by issuance of additional shares, and the termination of its interest in Lifeline Management Group, Inc., it will be eligible for "Fresh Start" accounting treatment, and anticipates filing a Form 10-KSB within the next 30 to 60 days.
                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                         THE PHOENIX GROUP CORPORATION




Dated: September 30, 2003
                         /s/__________________
                         J. Michael Poss
                         President, Chief Executive Officer
                         And Chief Financial Officer